Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This first amendment to that certain Amended and Restated Investors’ Rights Agreement, made as of April 30, 2003 (the “Agreement”), by and among Xenogen Corporation, a Delaware corporation (the “Company”) and the individuals and entities listed on Exhibit A attached thereto (the “Investors”), is made as of August 2, 2005.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

A. The Company and the Investors entered into the Agreement in connection with the sale and issuance of the Company’s Series AA Preferred Stock (the “Series AA Preferred”).

B. The Agreement affords Holders of Registrable Securities or securities convertible into Registrable Securities, and any person holding such securities to whom the rights under the Agreement have been transferred in accordance with Section 2.13 of the Agreement, certain rights related to the Registrable Securities.

C. On July 16, 2004, the Company closed its first bona fide firm commitment public offering (the “IPO”) underwritten by a nationally recognized investment bank pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) and, upon the IPO, the Series AA Preferred converted into Common Stock of the Company.

D. Pursuant to Section 3.1(e) of the Agreement, upon the IPO, the right of first refusal granted under Section 3.1 of the Agreement expired.

E. Pursuant to Section 4.5 of the Agreement, upon the IPO, the covenants set forth in Sections 4.1, 4.2, 4.3 and 4.4 of the Agreement terminated and are of no further force and effect.

F. Pursuant to Section 2.15 of the Agreement, the rights granted under Section 2 of the Agreement terminated as to certain Holders as a result of such Holders being able to sell all of each such Holder’s Registrable Securities in a ninety (90) day period pursuant to Rule 144 of the Securities Act and, therefore, the Company and the Investors desire to amend Exhibit A to the Agreement to accurately reflect the current Investors and Shares subject to the Agreement.

G. On July 29, 2005, the Company issued to Partners for Growth Managers, LLC (“PfG”) warrants (the “Warrants”) to purchase up to 180,000 shares of Common Stock of the Company (the “Warrant Stock”) in connection with PfG’s extension of a credit facility to the Company, under which Warrants PfG is entitled to certain rights set forth in the Agreement.

H. The Company and the Investors desire to amend the Agreement to afford PfG such rights.

I. Pursuant to Section 5.1 of the Agreement, the Agreement may be amended with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares and Conversion Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Exhibit A is hereby and amended and restated in its entirety to read as Exhibit A attached hereto.

2. Sections 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.13 and 2.15 of the Agreement are hereby amended such that, for all purposes under such sections, PfG will be deemed a “Holder” as that term is defined in the Agreement and, for all purposes under such sections, the Warrant Stock will be deemed Registrable Securities. Notwithstanding the foregoing, PfG’s rights under Section 2.7 of the Agreement shall be limited to participation in any such offering consistent with Section 2.6(b) of the Agreement, and PfG shall not have the right to demand a registration pursuant to Section 2.7.

3. Except as otherwise herein expressly provided, the Agreement shall remain in full force and effect as originally executed and delivered.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Amendment to the Amended and Restated Investors’ Rights Agreement is hereby executed as of the date first above written.

“COMPANY”

XENOGEN CORPORATION

By:	/s/ WILLIAM A. ALBRIGHT, JR.
Name:	William A. Albright, Jr.
Title:	Chief Financial Officer

“INVESTOR”

By:	/s/ DAVID W. CARTER
Name:	David W. Carter
Title:

“INVESTOR”

By:	/s/ MICHAEL BIGHAM*
Name:	Michael Bigham
Title:

“INVESTOR”

By:	/s/ MICHAEL R. EISENSON**
Name:	Michael R. Eisenson
Title:

“INVESTOR”

By:	/s/ ANDREW KAHN ***
Name:	Andrew Kahn
Title:

*	Signing on behalf of the entities affiliated with Abingworth Management Inc.

**	Signing on behalf of Harvard Private Capital Holdings, Inc.

***	Signing on behalf of Partners for Growth Managers, LLC.

EXHIBIT A

Name and Address	Shares of Registrable Securities
Abingworth Bioventures III A L.P. Abingworth Management Inc. 2465 East Bayshore Road, Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	868,846 shares

Abingworth Bioventures III B L.P. Abingworth Management Inc. 2465 East Bayshore Road, Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	530,376 shares

Abingworth Bioventures III C L.P. Abingworth Management Inc. 2465 East Bayshore Road, Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	317,700 shares

Abingworth Bioventures III Executives L.P. Abingworth Management Inc. 2465 East Bayshore Road, Suite 348 Palo Alto, CA 94303 Attention: Michael Bigham	13,846 shares

David W. Carter 860 Atlantic Avenue Alameda, CA 94501	21,148 shares 4,813 warrants

CMEA Ventures Life Sciences 2000, Civil Law Partnership One Embarcadero Center, Suite 3250 San Francisco, CA 94111	28,153[1] shares 3,337 warrants

[1]	Pursuant to Section 2.15 of the Agreement, the rights granted under Section 2 of the Agreement shall expire with respect to such shares of Registrable Securities on September 5, 2005 when such shares of Registrable Securities may be sold pursuant to Rule 144 of the Securities Act.

CMEA Ventures Life Sciences 2000, L.P. One Embarcadero Center, Suite 3250 San Francisco, CA 94111	426,097[1] shares 50,518 warrants

Harvard Private Capital Holdings, Inc. c/o Charlesbank Capital Partners, LLC Boston, MA 02210-2203	1,664,034 shares 59,873 warrants

Partners for Growth Managers, LLC 180 Pacific Avenue San Francisco, CA 94111	180,000[2]

TOTAL:	4,168,741

[2]	Registrable Securities for purposes of Sections 2.6, 2.7 (participation right only), 2.8, 2.9, 2.10, 2.11, 2.13 and 2.15 of the Agreement only.